SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2011

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Stock Repurchase Agreements

On December 23, 2011, Charter Communications, Inc. (the “Company” or “Charter”) agreed to acquire an aggregate of 5.141 million shares from certain funds affiliated with Oaktree Capital Management and Apollo Management Holdings at the price of $54.35 per share, a 3.5% discount to the December 23, 2011 closing price. The Company and the funds affiliated with Oaktree and Apollo, respectively, entered into separate Stock Repurchase Agreements on December 29, 2011(the “Repurchase Agreements”) to effectuate the repurchases with closings scheduled for December 29 and December 30, 2011.  Pursuant to the Repurchase Agreements, the funds affiliated with Apollo agreed to sell to the Company 2,150,000 shares with a purchase price of $116.9 million and Oaktree agreed to sell 2,991,286 shares with a purchase price of $162.6 million.  The Repurchase Agreements have been included as Exhibits 10.1 and 10.2 to this Report on Form 8-K.  As of December 30, 2011, all of the closings under the Repurchase Agreements had occurred.

ITEM 8.01. OTHER EVENTS

The press release announcing the Repurchase Agreements and the Company’s completion of other stock repurchases is attached as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

10.1
Stock Repurchase Agreement dated as of December 29, 2011, by and between Charter Communications, Inc. and Green Bird, L.P., Blue Bird, L.P., AAA Co-Invest VI BC, Ltd and AAA Co-Invest VII BC, Ltd (Apollo).*

10.2	Stock Repurchase Agreement dated as of December 29, 2011 by and between Charter Communications, Inc. and Oaktree Opportunities Investments, L.P.*
99.1	Press release announcing the Repurchase Agreement dated December 29, 2011.*

___________

* filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC. Registrant

Dated: December 30, 2011

By: /s/ Patricia A. Baldes Name: Patricia A. Baldes Title: Vice President – Financial Reporting

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EXHIBIT INDEX

Exhibit Number	Description
10.1
Stock Repurchase Agreement dated as of December 29, 2011, by and between Charter Communications, Inc. and Green Bird, L.P., Blue Bird, L.P., AAA Co-Invest VI BC, Ltd and AAA Co-Invest VII BC, Ltd (Apollo).*

10.2	Stock Repurchase Agreement dated as of December 29, 2011 by and between Charter Communications, Inc. and Oaktree Opportunities Investments, L.P.*
99.1	Press release announcing the Repurchase Agreement dated December 29, 2011.*

___________

* filed herewith

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